SCHEDULE I

Transactions in the Securities of the Issuer Since Amendment No. 2

Name	Date	Price per Common Share[1]	Number of Common Shares Purchased/(Sold)
Cogence	7/27/2026	0.1834[2]	(78,400)
DESIM	7/27/2026	0.1696[3]	(260,607)
Valence	7/27/2026	0.1841[4]	(1,421,600)
Cogence	7/28/2026	0.2167[5]	(51,300)
Valence	7/28/2026	0.2144[6]	(923,340)
Cogence	7/29/2026	0.1957[7]	(15,400)
Valence	7/29/2026	0.1956[8]	(245,739)
Cogence	7/30/2026	0.1812[9]	(15,200)
Valence	7/30/2026	0.1782[10]	(252,974)
Cogence	7/31/2026	0.1695[11]	(9,700)
Valence	7/31/2026	0.1688[12]	(155,013)
Cogence	8/3/2026	0.1690[13]	(8,200)
Valence	8/3/2026	0.1696[14]	(135,586)

1 Price per Common Share does not include any brokerage commissions or service charges. Where weighted average price is used for the reported transactions, the Reporting Persons undertake to provide upon request by the SEC, full information regarding the number of Common Shares purchased or sold at each separate price.

2A weighted average price based on prices ranging from $0.1455 to $0.2138.

3A weighted average price based on prices ranging from $0.1450 to $0.1979.

4A weighted average price based on prices ranging from $0.1453 to $0.2138.

5A weighted average price based on prices ranging from $0.1915 to $0.2522.

6A weighted average price based on prices ranging from $0.1915 to $0.2522.

7A weighted average price based on prices ranging from $0.1821 to $0.2102.

8A weighted average price based on prices ranging from $0.1821 to $0.2102.

9A weighted average price based on prices ranging from $0.1690 to $0.2046.

10A weighted average price based on prices ranging from $0.1679 to $0.2046.

11A weighted average price based on prices ranging from $0.1654 to $0.1758.

12A weighted average price based on prices ranging from $0.1654 to $0.1800.

13A weighted average price based on prices ranging from $0.1616 to $0.1759.

14A weighted average price based on prices ranging from $0.1608 to $0.1759.

Cogence	8/4/2026	0.1772[15]	(7,800)
Valence	8/4/2026	0.1781[16]	(130,233)
Cogence	8/5/2026	0.1795[17]	(4,200)
Valence	8/5/2026	0.1782[18]	(64,992)
Cogence	8/6/2026	0.1767[19]	(4,300)
Valence	8/6/2026	0.1769[20]	(72,119)
Cogence	8/7/2026	0.1781[21]	(5,700)
Valence	8/7/2026	0.1781[22]	(99,200)
Cogence	8/10/2026	0.1760[23]	(8,200)
Valence	8/10/2026	0.1759[24]	(151,900)
Cogence	8/11/2026	0.1811[25]	(5,200)
Valence	8/11/2026	0.1813[26]	(94,414)
Cogence	8/12/2026	0.1787[27]	(2,400)
Valence	8/12/2026	0.1787[28]	(42,400)
Cogence	8/13/2026	0.1705[29]	(5,100)
Valence	8/13/2026	0.1703[30]	(94,200)

15A weighted average price based on prices ranging from $0.1706 to $0.1835.

16A weighted average price based on prices ranging from $0.1706 to $0.1838.

17A weighted average price based on prices ranging from $0.1758 to $0.1867.

18A weighted average price based on prices ranging from $0.1751 to $0.1867.

19A weighted average price based on prices ranging from $0.1728 to $0.1803.

20A weighted average price based on prices ranging from $0.1727 to $0.1806.

21A weighted average price based on prices ranging from $0.1750 to $0.1809.

22A weighted average price based on prices ranging from $0.1746 to $0.1809.

23A weighted average price based on prices ranging from $0.1695 to $0.1799.

24A weighted average price based on prices ranging from $0.1693 to $0.1800.

25A weighted average price based on prices ranging from $0.1751 to $0.1860.

26A weighted average price based on prices ranging from $0.1748 to $0.1860.

27A weighted average price based on prices ranging from $0.1752 to $0.1829.

28A weighted average price based on prices ranging from $0.1720 to $0.1829.

29A weighted average price based on prices ranging from $0.1655 to $0.1742.

30A weighted average price based on prices ranging from $0.1655 to $0.1745.

Cogence	8/14/2026	0.1591[31]	(6,300)
Valence	8/14/2026	0.1589[32]	(119,700)
Cogence	8/17/2026	0.1434[33]	(11,600)
Valence	8/17/2026	0.1433[34]	(223,100)
Cogence	8/18/2026	0.1434[35]	(3,000)
Valence	8/18/2026	0.1435[36]	(56,216)
Cogence	8/19/2026	0.1529[37]	(3,000)
Valence	8/19/2026	0.1531[38]	(56,300)
Cogence	8/20/2026	0.1563[39]	(2,800)
Valence	8/20/2026	0.1563[40]	(53,874)
Cogence	8/21/2026	0.1548[41]	(7,600)
Valence	8/21/2026	0.1548[42]	(145,759)
Cogence	8/24/2026	0.1722[43]	(21,000)
Valence	8/24/2026	0.1722[44]	(405,705)

31A weighted average price based on prices ranging from $0.1539 to $0.1683.

32A weighted average price based on prices ranging from $0.1538 to $0.1683.

33A weighted average price based on prices ranging from $0.1401 to $0.1511.

34A weighted average price based on prices ranging from $0.1401 to $0.1511.

35A weighted average price based on prices ranging from $0.1401 to $0.1468.

36A weighted average price based on prices ranging from $0.1399 to $0.1468.

37A weighted average price based on prices ranging from $0.1430 to $0.1581.

38A weighted average price based on prices ranging from $0.1430 to $0.1583.

39A weighted average price based on prices ranging from $0.1508 to $0.1617.

40A weighted average price based on prices ranging from $0.1508 to $0.1617.

41A weighted average price based on prices ranging from $0.1491 to $0.1637.

42A weighted average price based on prices ranging from $0.1491 to $0.1638.

43A weighted average price based on prices ranging from $0.1458 to $0.1868.

44A weighted average price based on prices ranging from $0.1458 to $0.1869.